99.2

May 25, 2003

Cabletel Communications Corp.
230 Travail Road
Markham, Ontario
L3S 3J1

By Fax: (905) 475 9571 (1 page)

Attn: Mr. Ron Eilath, C.A., C.P.A. (EVP and CFO)

RE: Waiver to Credit Agreement dated May 13, 2002

LaSalle Business Credit, a division of ABN AMRO Bank N.V., Canada Branch (“LaSalle”) wishes to advise of the following waiver to the Credit Agreement between Cabletel Communications Corp. (“Borrower”) and LaSalle, dated May 13, 2002 (the “Credit Agreement”) as amended.

LaSalle waives the requirement, under paragraph 10(o)(iv) of the Credit Agreement, for Borrower to maintain a Debt Service Coverage Ratio of not less than 1.25 to 1.00 for the Fiscal Quarter Ended March 31, 2003.

This waiver is subject to the provisions of the Credit Agreement relating to waivers. This waiver applies only to the specific item and only as at the date referred to in this letter. All other terms and conditions of the Credit Agreement remain unchanged.

Yours very truly,

Darcy Mack Vice President	Keith Hughes Senior Vice President